UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 21, 2024, Zymeworks Inc. (“Company”) issued a press release announcing, with Jazz Pharmaceuticals plc, that the U.S. Food and Drug Administration (“FDA”) has granted accelerated approval of Ziihera® (zanidatamab-hrii) for the treatment of adults with previously-treated, unresectable or metastatic HER2-positive biliary tract cancer (“BTC”). A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Zymeworks BC Inc. (“Zymeworks”), a subsidiary of the Company, is a party to an Amended and Restated License and Collaboration Agreement (as amended, the “License and Collaboration Agreement”) with Jazz Pharmaceuticals Ireland Limited, a subsidiary of Jazz Pharmaceuticals plc, collectively referred to as “Jazz,” granting Jazz exclusive rights to develop and commercialize Zymeworks’ proprietary bispecific HER2 antibody product candidate known as zanidatamab throughout the world, but excluding certain territories already covered by Zymeworks’ agreement with BeiGene, Ltd.

As announced on November 21, 2024, the FDA granted accelerated approval of Ziihera® (zanidatamab-hrii, a bispecific HER2-directed antibody that binds to two extracellular sites on HER2) 50mg/mL for injection for intravenous use for the treatment of adults with previously-treated, unresectable or metastatic HER2-positive BTC, as detected by an FDA-approved test. Ziihera® was approved under accelerated approval based on a 52% objective response rate and a median duration of response of 14.9 months as determined by independent central review from the HERIZON-BTC-01 trial, which included the evaluation of zanidatamab as a single agent in previously treated HER2-positive BTC. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the ongoing Phase 3 HERIZON-BTC-302 confirmatory trial, evaluating zanidatamab in combination with standard-of-care therapy versus standard-of-care therapy alone in the first-line setting for patients with HER2-positive BTC. Zanidatamab is also being investigated in a number of additional tumor types, including Phase 3 trials in gastroesophageal adenocarcinomas and metastatic breast cancer. This approval represents the first FDA-approved therapy in the Company’s pipeline and offers the first and only dual HER2-targeted bispecific antibody and chemotherapy-free treatment for patients living with BTC.

Pursuant to the terms of the License and Collaboration Agreement, Zymeworks has earned a milestone payment of $25 million based on the FDA approval in BTC. Zymeworks remains eligible to receive up to $500 million in regulatory milestone payments and $862.5 million in commercial milestone payments, as well as tiered royalties of 10% to 20% of net sales by Jazz. For additional information regarding the License and Collaboration Agreement, please refer to the Company’s Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 19, 2022 and on May 16, 2023.

Important Safety Information for Ziihera®

WARNING: EMBRYO-FETAL TOXICITY Exposure to ZIIHERA during pregnancy can cause embryo-fetal harm. Advise patients of the risk and need for effective contraception.

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Embryo-Fetal Toxicity. ZIIHERA can cause fetal harm when administered to a pregnant woman. In literature reports, use of a HER2-directed antibody during pregnancy resulted in cases of oligohydramnios and oligohydramnios sequence manifesting as pulmonary hypoplasia, skeletal abnormalities, and neonatal death. Verify the pregnancy status of females of reproductive potential prior to the initiation of ZIIHERA. Advise pregnant women and females of reproductive potential that exposure to ZIIHERA during pregnancy or within 4 months prior to conception can result in fetal harm. Advise females of reproductive potential to use effective contraception during treatment with ZIIHERA and for 4 months following the last dose of ZIIHERA.

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Left Ventricular Dysfunction. ZIIHERA can cause decreases in left ventricular ejection fraction (“LVEF”). LVEF declined by >10% and decreased to <50% in 4.3% of 233 patients. Left ventricular dysfunction (“LVD”) leading to permanent discontinuation of ZIIHERA was reported in 0.9% of patients. The median time to first occurrence of LVD was 5.6 months (range: 1.6 to 18.7). LVD resolved in 70% of patients. Assess LVEF prior to initiation of ZIIHERA and at regular intervals during treatment. Withhold dose or permanently discontinue ZIIHERA based on severity of adverse reactions. The safety of ZIIHERA has not been established in patients with a baseline ejection fraction that is below 50%.

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Infusion-Related Reactions. ZIIHERA can cause infusion-related reactions (“IRRs”). An IRR was reported in 31% of 233 patients treated with ZIIHERA as a single agent in clinical studies, including Grade 3 (0.4%), and Grade 2 (25%). IRRs leading to permanent discontinuation of ZIIHERA were reported in 0.4% of patients. IRRs occurred on the first day of dosing in 28% of patients; 97% of IRRs resolved within one day. Prior to each dose of ZIIHERA, administer premedications to prevent potential IRRs. Monitor patients for signs and symptoms of IRR during ZIIHERA administration and as clinically indicated after completion of infusion. Have medications and emergency equipment to treat IRRs available for immediate use. If an IRR occurs, slow, or stop the infusion, and administer appropriate medical management. Monitor patients until complete resolution of signs and symptoms before resuming. Permanently discontinue ZIIHERA in patients with recurrent severe or life-threatening IRRs.

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Diarrhea. ZIIHERA can cause severe diarrhea. Diarrhea was reported in 48% of 233 patients treated in clinical studies, including Grade 3 (6%) and Grade 2 (17%). If diarrhea occurs, administer antidiarrheal treatment as clinically indicated. Perform diagnostic tests as clinically indicated to exclude other causes of diarrhea. Withhold or permanently discontinue ZIIHERA based on severity.

Adverse Reactions

•	Serious adverse reactions occurred in 53% of 80 patients with unresectable or metastatic HER2-positive BTC who received ZIIHERA.

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Serious adverse reactions in >2% of patients included biliary obstruction (15%), biliary tract infection (8%), sepsis (8%), pneumonia (5%), diarrhea (3.8%), gastric obstruction (3.8%), and fatigue (2.5%). A fatal adverse reaction of hepatic failure occurred in one patient who received ZIIHERA.

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The most common adverse reactions in 80 patients with unresectable or metastatic HER2-positive BTC who received ZIIHERA (≥20%) were diarrhea (50%), infusion-related reaction (35%), abdominal pain (29%), and fatigue (24%).

Use in Specific Populations

•	Pediatric Use. Safety and efficacy of ZIIHERA have not been established in pediatric patients.

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Geriatric Use. Of the 80 patients who received ZIIHERA for unresectable or metastatic HER2-positive BTC, there were 39 (49%) patients 65 years of age and older. Thirty-seven (46%) were aged 65-74 years old and 2 (3%) were aged 75 years or older. No overall differences in safety or efficacy were observed between these patients and younger adult patients.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 21, 2024

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 21, 2024	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, President and Chief Executive Officer

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